Exhibit 99.2

ViralClear adds St. David's HealthCare in Austin, Texas,

to its Planned Phase II trial for its Broad-Spectrum Oral Anti-Viral Candidate for COVID-19

Randomized, double-blind, placebo-controlled Phase II trial of merimepodib to be conducted in adults with COVID-19

who are hospitalized and require supplemental oxygen

or are on non-invasive ventilation or high-flow oxygen devices

Westport, CT, June 05, 2020 — BioSig Technologies, Inc. (Nasdaq: BSGM) (“BioSig” or the “Company”) and its majority owned subsidiary, ViralClear Pharmaceuticals, Inc., today announced that it has expanded its patient enrollment centers to include St. David’s South Austin Medical Center in Austin. The hospital is part of St. David’s HealthCare, one of the largest healthcare systems in Texas. The Company intends to commence its Phase II clinical trial for merimepodib, its broad-spectrum oral anti-viral candidate for the treatment of COVID-19 in adult patients in the coming weeks.

The clinical trial team consists of Brian Metzger, M.D., MPH, Medical Director of Infectious Diseases at St. David's Medical Center, who is is the principal investigator, as well as Andrea Natale, M.D., F.H.R.S., F.A.C.C., F.E.S.C., Cardiac Electrophysiologist and Executive Medical Director of the Texas Cardiac Arrhythmia Institute at St. David’s Medical Center, and Matthew Robinson, M.D., Medical Director of Infectious Diseases at St. David's South Austin Medical Center, who are co-investigators for the study.

“The safety and quality of treatment for our patients is our top priority, and we take numerous measures to ensure the highest level of care. As such, we remain steadfast in the pursuit against the coronavirus, and we look forward to working with ViralClear on the Phase II trial of its antiviral candidate as a potential solution against this virus,” commented Dr. Metzger.

“Adding St. David’s South Austin Medical Center as an investigating center in the ViralClear clinical trial with merimepodib has the potential to allow the Company to accelerate clinical development and generate results from a more diverse population of patients," commented Kenneth L. Londoner, Chairman and CEO of BioSig Technologies, Inc. and Director at ViralClear Pharmaceuticals, Inc. “We have been innovating with Dr. Andrea Natale since we started BioSig over eleven years ago. His guidance has been vital to us through all stages of product development and in the early commercialization of our PURE EP(tm) System. We are thankful for Dr. Natale’s leadership during these unprecedented times and look forward to collaborating with the whole St. David’s team on this important mission.”

The Phase II randomized, double-blind, placebo-controlled study is designed to enroll adult patients with advanced Coronavirus Disease 2019 (COVID-19). A description of this clinical trial can be accessed via www.clinicaltrials.gov.

Preclinical in vitro laboratory studies performed by the Galveston National Laboratory at The University of Texas Medical Branch demonstrated that merimepodib, provided in combination with remdesivir, showed reduction in SARS-CoV-2 replication to undetectable levels. Peer reviewed publication of these findings can be found at F1000 Research: https://f1000research.com/articles/9-361

About St. David’s HealthCare

St. David’s HealthCare includes seven of the area’s leading hospitals and is one of the largest health systems in Texas. The organization has been recognized with a Malcolm Baldrige National Quality Award—the nation’s highest presidential honor for performance excellence. St. David’s HealthCare is the third-largest private employer in the Austin area, with more than 10,600 colleagues across 132 sites of care.

St. David’s HealthCare is a unique partnership between hospital management company HCA Healthcare and two local non-profits—St. David’s Foundation and Georgetown Health Foundation. The proceeds from the operations of the hospitals fund the foundations, which, in turn, invest those dollars back into the community. Since the inception of St. David’s HealthCare in 1996, more than $535 million has been given back to the community to improve the health and healthcare of Central Texans.

About BioSig Technologies

BioSig Technologies is a medical technology company commercializing a proprietary biomedical signal processing platform designed to improve signal fidelity and uncover the full range of ECG and intra-cardiac signals (www.biosig.com).

The Company’s first product, PURE EP(tm) System is a computerized system intended for acquiring, digitizing, amplifying, filtering, measuring and calculating, displaying, recording and storing of electrocardiographic and intracardiac signals for patients undergoing electrophysiology (EP) procedures in an EP laboratory.

About Viral Clear Pharmaceuticals and Merimepodib (MMPD)

BioSig’s subsidiary, ViralClear Pharmaceuticals, Inc., is seeking to develop a novel pharmaceutical called merimepodib to treat patients with COVID-19. Merimepodib is intended to be orally administered, and has demonstrated broad-spectrum in vitro antiviral activity, including strong activity against SARS-CoV-2 in cell cultures. Merimepodib was previously in development as a treatment for chronic hepatitis C and psoriasis by Vertex Pharmaceuticals Incorporated (Vertex), with 12 clinical trials (7 in phase 1 and 5 in phase 2) with over 400 subjects and patients and an extensive preclinical safety package was completed. A manuscript titled, “The IMPDH inhibitor merimepodib provided in combination with the adenosine analogue remdesivir reduces SARS-CoV-2 replication to undetectable levels in vitro”, was submitted to an online peer-reviewed life sciences journal. This manuscript is authored by Natalya Bukreyeva, Rachel A. Sattler, Emily K. Mantlo, John T. Manning, Cheng Huang and Slobodan Paessler of the UTMB Galveston National Laboratory and Dr. Jerome Zeldis of ViralClear Pharmaceuticals, Inc. (“ViralClear”) as a corresponding author. This article highlights pre-clinical data generated under contract with Galveston National Laboratory at The University of Texas Medical Branch.

Forward-looking Statements

This press release contains “forward-looking statements.” Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Forward- looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) the geographic, social and economic impact of COVID-19 on our ability to conduct our business and raise capital in the future when needed, (ii) our inability to manufacture our products and product candidates on a commercial scale on our own, or in collaboration with third parties; (iii) difficulties in obtaining financing on commercially reasonable terms; (iv) changes in the size and nature of our competition; (v) loss of one or more key executives or scientists; and (vi) difficulties in securing regulatory approval to market our products and product candidates. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s website at http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Contact:

Andrew Ballou
BioSig Technologies, Inc.
Vice President, Investor Relations

54 Wilton Road, 2nd floor

Westport, CT 06880

aballou@biosigtech.com

203-409-5444, x133